EXHIBIT 10.4

LOCK-UP AGREEMENT

December 12, 2018

Airborne Wireless Network

4115 Guardian Street, Suite C

Simi Valley, California 93063

Re: Exercises of Warrants for Airborne Wireless Network Securities

Ladies and Gentlemen:

The undersigned is a holder of shares of Series A Convertible Preferred Stock (“Preferred Stock”), Series 1 Warrants to purchase shares of its Preferred Stock, which originally expired on August 29, 2018, extended to May 29, 2018 (the “Series 1 Warrants”), Series 2 Warrants to purchase shares of its Preferred Stock, which originally expired on November 29, 2018, extended to May 29, 2018 (the “Series 2 Warrants”) and Series 3 Warrants to purchase shares of its Preferred Stock, which expire on May 29, 2019 (the “Series 3 Warrants,” together with the Series 1 Warrants and the Series 2 Warrants, the “Warrants”, and together with the Preferred Stock, the “Securities”) and shares of common stock, par value $0.001 per share (“Common Stock”), of Airborne Wireless Network (the “Company”). The Company has entered into that certain Exercise Agreement (the “Exercise Agreement”), dated on or about the date hereof, by and between the Company and another holder of Securities (the “Funding Holder”) for the purposes of enhancing the predictability of the Company’s funding by agreeing that a certain minimum number of the Warrants of the Funding Holder will be exercised imminently. Concurrently herewith, the Company is entering into agreements with each holder of Securities other than the Funding Holder substantially in the form of this Lock-Up Agreement, mutatis mutandis (each such Lock-up Agreement, other than this Agreement, collectively, the “Other Lock-Up Agreements”). This agreement (this “Lock-Up Agreement”) shall only be effective as of the later of (a) the time of execution and delivery by the Company and each holder of Securities other than the Funding Holder and the undersigned (collectively, the “Other Holders”) of an Other Lock-Up Agreement and (b) the time of execution and delivery by the Company and the undersigned of this Lock-Up Agreement (such later date, the “Effective Date”).

In consideration of the Company’s agreement to enter into the Exercise Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Effective Date, the undersigned hereby agrees, solely for the benefit of the Company that, without the prior written consent of the Company, the undersigned will not, during the period specified in the following paragraph (the “Lock-Up Period”), directly or indirectly, unless otherwise provided herein, (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of or transfer (each a “Transfer”) any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so. As used herein, the term “Relevant Security” means any Security, share of Common Stock, warrant to purchase any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, shares of Preferred Stock, shares of Common Stock or any other equity security of the Company, in each case owned beneficially or otherwise by the undersigned on the date hereof or acquired by the undersigned during the Lock-Up Period. Notwithstanding the foregoing, any Relevant Security may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by such Relevant Security and such pledge of such Relevant Security shall not be deemed to be prohibited by this Lock-Up Agreement.

The Lock-Up Period will commence on the Effective Date and continue until 11:59 p.m. on January 9, 2019.

In furtherance of the undersigned’s obligations hereunder, the undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record owner and the transfer of which would be a violation of this Lock-Up Agreement and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record owner, agrees that during the Lock-Up Period it will cause the record owner to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities to the extent such transfer would be a violation of this Lock-Up Agreement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Relevant Securities:

(i)	as a bona fide gift or gifts or

(ii)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, (2) to limited partners, limited liability company members or stockholders of the undersigned, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the undersigned or any other change of control of the undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Lock-Up Agreement;

provided, in the case of clauses (i) and (ii), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the Company to be bound by the terms of this Lock-Up Agreement, and (C) such transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made.

The Company shall, on or before 9:30 a.m., New York City time, on the first business day after the date hereof, issue a Current Report on Form 8-K attaching the form of this Lock-Up Agreement as an exhibit thereto (including all attachments, the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby and pursuant to the Exercise Agreement and the Other Lock-Up Agreements. From and after the filing of the 8-K Filing, the undersigned shall not be in possession of any material, nonpublic information received from the Company or any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the older or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the undersigned with any material, nonpublic information regarding the Company from and after the date hereof without the express written consent of the undersigned. To the extent that the Company delivers any material, non-public information to the undersigned without the undersigned’s express prior written consent, the Company hereby covenants and agrees that the undersigned shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the undersigned in any filing other than the 8-K Filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. The Company understands and confirms that the undersigned will rely on the foregoing representations in effecting transactions in securities of the Company.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the undersigned is not a natural person) and constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date of this Lock-Up Agreement.

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In exchange for the undersigned executing and delivering this Lock-Up Agreement and other good and valuable consideration, (i) the Company (and its parents, subsidiaries, affiliates, officers, directors, agents, assigns, representatives benefit plans and programs, servants and employees (each, a “Related Party”), as applicable, voluntarily, irrevocably and unconditionally release and forever discharge the undersigned (and any of its Related Parties) and each of their respective Related Parties) (collectively, the “Released Parties”) from any and all claims of any nature (including but not limited to claims, rights, demands, actions, suits, damages, losses, expenses, liabilities, indebtedness and causes of action), excluding any losses arising primarily as a result of any material violation by a Released Party of any U.S. state or federal securities law applicable to the Released Party (collectively, “Claims”), whether known or unknown, which the Company has or may have up to and including the date hereof against any Released Party.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Lock-Up Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

The obligations of the undersigned under this Lock-Up Agreement are several and not joint with the obligations of any Other Holder under any Other Lock-Up Agreement or under any other agreement, and the undersigned shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Lock-Up Agreement or under any other agreement. Nothing contained herein or in this Lock-Up Agreement, and no action taken by the undersigned pursuant hereto, shall be deemed to constitute the undersigned and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the undersigned and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Lock-Up Agreement and the Company acknowledges that the undersigned and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Lock-Up Agreement or any other Lock-Up Agreement. The Company and the undersigned confirm that the undersigned has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The undersigned shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Lock-Up Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose nor shall the undersigned have any right of enforcement or otherwise against any Other Holder related hereto.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that it will enforce the provisions of each Other Lock-Up Agreement in accordance with its terms and not waive any provisions thereof. If any party to any Other Lock-Up Agreement breaches any provision of such Other Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Other Lock-Up Agreement. Despite the foregoing prohibition, if any terms offered to any Other Holder with respect to hereto or any waiver, modification or amendment (or consent to permit any term or condition of this Lock-Up Agreement not to apply, in whole or in part, to any portion of any security) of any term offered to any Other Holder (each a “Settlement Document”), is or will be more favorable to such Other Holder than those of the undersigned and this Lock-Up Agreement, then (i) the Company shall provide notice thereof to the undersigned promptly following the occurrence thereof and (ii) the terms and conditions of this Lock-Up Agreement shall be, without any further action by the undersigned or the Company, automatically amended and modified in an economically and legally equivalent manner such that the undersigned shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the undersigned may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Lock-Up Agreement shall apply to the undersigned as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the undersigned. The provisions of this paragraph shall apply similarly and equally to each Settlement Document.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this letter agreement or any transaction contemplated hereby.

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This Lock-Up Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Lock-Up Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Lock-Up Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Lock-Up Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns. This Lock-Up Agreement may not be amended, modified or waived without the prior written consent of the parties hereto.

Very truly yours,

IONIC VENTURES LLC

By: /s/ Keith Coulston

Name: Keith Coulston

Its: Partner

AGREED AND ACCEPTED BY:

AIRBORNE WIRELESS NETWORK

By: /s/ Michael J. Warren

Name: Michael J. Warren

Its: Chief Executive Officer

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